UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2020

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, Seacoast Banking Corporation of Florida (the “Company”) announced the appointment of Charles M. Shaffer as chief executive officer and as a member of the Board of Directors of the Company (the “Board”), effective January 1, 2021. Former chief executive officer Dennis S. Hudson III has become executive chairman of the Board. A copy of the press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company’s leadership transition is the result of the Board’s succession planning efforts, as previously reported on June 15, 2020.

Mr. Shaffer, 47, most recently served as president and chief operating officer of the Company since June 2020. Previously, Mr. Shaffer served as executive vice president and chief financial officer of the Company from January 2018 to May 2019, as executive vice president and community banking executive of the Company from October 2013 to March 2017, and as senior vice president and controller of the Company’s subsidiary, Seacoast National Bank, from December 2005 to September 2013. There are no familial relationships between Mr. Shaffer and any director or executive officer of the Company. Mr. Shaffer has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

As a key driver of the Company’s growth strategy, Mr. Shaffer has been instrumental in influencing the Company’s retail, commercial banking, wealth, digital, and non-branch distribution strategies, as well as designing and working across the organization at all levels to deliver peer-leading earnings performance. Mr. Shaffer holds a bachelor of science degree in finance from Florida State University, a bachelor of arts degree in accounting from Florida Atlantic University, and a master of business administration with a finance specialization from the University of Central Florida, and he is a graduate of the advanced management program at the University of Pennsylvania Wharton School of Business. He is a certified public accountant (CPA) licensed in Florida.

In connection with his appointment as chief executive officer, Mr. Shaffer entered into an employment agreement with the Company, dated December 31, 2020 (the “Employment Agreement”). The Employment Agreement has an initial term of three years and automatically renews for one year thereafter, unless either party gives 60 days’ prior written notice of non-renewal. Under the Employment Agreement, Mr. Shaffer receives a minimum base salary (presently $600,000 per year), as well as a car allowance and any other benefits that are approved by the Board from time to time. Mr. Shaffer also may receive other compensation including equity awards and incentive awards, and he is entitled to participate in all current and future employee benefit plans and arrangements in which senior management may participate.

Under the Employment Agreement, if Mr. Shaffer is terminated for “cause” or resigns without “good reason,” as defined in the Employment Agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”).

If Mr. Shaffer resigns for good reason or is terminated without cause prior to a “change in control” (as defined in the Employment Agreement), he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance equal to: a) two times his base salary in effect on the date of separation, paid over a 24-month period; b) two times the average of the annual bonuses he earned over the previous three full fiscal years (the “Cash Bonus”), paid over a 24-month period; and c) a lump sum payment equal to the cost to continue group medical, dental, vision and prescription drug plan benefits for Mr. Shaffer, his spouse and his eligible dependents for two years, in excess of i) the active employee rate for such benefits and ii) the 2% administrative fee (the “Continuing Benefits Payment”). If Mr. Shaffer resigns for good reason or is terminated without cause within twelve months following a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, lump sum severance of: a) three times his base salary in effect on the date of separation; b) three times the Cash Bonus; and c) a Continuing Benefits Payment relating to three years. If

Mr. Shaffer’s employment is terminated due to death or Disability (as defined in the Employment Agreement), he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of two times his base salary in effect on the date of separation.

The Employment Agreement also contains certain non-competition, non-disclosure and non-solicitation covenants, and covenants regarding the non-disclosure of confidential information and trade secrets, cooperation and the return of Company property. In addition, under the agreement, Mr. Shaffer is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of Mr. Shaffer’s Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement replaces the prior Change in Control Agreement between Mr. Shaffer and the Company, dated September 21, 2016.

The amendment to Mr. Hudson’s employment agreement and changes to his compensation in connection with his appointment as executive chairman of the Board were previously reported on June 15, 2020.

Item 9.01    Financial Statements and Exhibits

    (d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 31, 2020, by and between Charles M. Shaffer, Seacoast National Bank and Seacoast Banking Corporation of Florida
99.1	Press Release, dated January 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: January 4, 2021	/s/ Charles M. Shaffer
Charles M. Shaffer
Chief Executive Officer